                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the
Prospectus Supplement of Residential Funding Mortgage Securities II, Inc. for
the registration of Home Loan Trust 2007-HI1, Home Loan-Backed Notes, Series
2007-HI1, on Form S-3 (No. 333-131196) and to the use of our report dated
February 2, 2007, with respect to the consolidated financial statements of
Financial Guaranty Insurance Company and subsidiaries, included in this Form 8-K of Residential Funding Mortgage Securities II, Inc., filed with the Securities and Exchange Commission and incorporated by reference in the Registration
Statement.

                                                           /s/ Ernst & Young LLP

New York, New York
March 27, 2007